EXHIBIT 99.2



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Q3 2012 speech

Good morning. This is Dan O'Brien, CEO of Flexible Solutions.

Safe Harbor provision:

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Welcome to the FSI conference call for third quarter 2012.

Prior to discussing the financials, I'd like to speak about where we are in our major projects and what we expect for the next quarters.

Revenue was down in third quarter 2012 compared to 2011 but up for the nine months. We believe this is caused by macro-economic conditions, especially in Europe. Our first quarter was strong due to increasing agricultural sales that are not repeated in Q2 or Q3 because the inputs for crops are already determined. Weakness overseas coincided with seasonal sales in the US resulting in a rare year over year decline in quarterly revenue.

The NanoChem division is now more than 90% of revenue and has become the main sales and profit driver of our company.

This division makes poly-aspartic acid called TPA for short, a biodegradable protein with many valuable uses.

Our sugar to aspartic acid plant, in Alberta, is now in operation. We do not provide volume information or details of production except that we state that volume is still too low for any cost reductions to be visible in our



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financials. However, revenue generation has started, depreciation of the factory has begun and the Taber production team is focused on continuous increases in quantity, efficiency and quality. Aspartic acid from the Taber plant is shipped to our Peru IL plant where it is converted to TPA.

One of the primary potential customers for renewably sourced TPA is the dish and laundry detergent market. The market opportunity for our product in detergents is estimated as greater than $350 million per year. TPA is a biodegradable substitute for the part of detergent that prevents dirt from re-depositing on clothes or dishes before it can be rinsed away.

TPA is used in agriculture to increase crop yield. The method of action is by limiting crystal embryo growth between fertilizer ions in the soil. When embryonic crystals are prevented from transforming into fully crystalline form by TPA, the fertilizer remains available to plants further into the growing season. Keeping fertilizer more available to crops results in better yield with the same level of fertilization. In North America alone, the wholesale market is estimated at over $2 billion a year and most crops are able to use TPA profitably. Sales into agriculture grew quickly in 2011 and that strength has carried forward into 2012. The distributor we were so pleased to find in late 2009 has shown remarkable ability to grow sales and increase interest in our products. Our internal sales team is larger than a year ago. They are focused on supporting our best distributors, helping the others improve their performance and identifying additional distribution opportunities.

TPA in agriculture is a unique economic situation for all links in the sales and user chain. Many companies make products where the economic value is good for most parties except one - usually the end user - is asked to accept a soft value such as convenience instead of the cash profit accruing to the other parties.TPA is different: FSI earns a fair profit from manufacturing, distribution earns a strong profit selling to dealers, dealers make good profits selling to growers, yet the grower still earns a profit from the extra crops he produces with the same land and fertilizer program. In fact, the grower can make several times his TPA investment in extra profit when crop prices are high. Documented revenue per acre increases of



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more than $100 common. We intend to leverage this opportunity to increase market penetration for many years.

TPA is also a biodegradable way of treating oilfield water to prevent pipes from plugging with mineral scale. Our sales into this market are well established and growing steadily but can be subject to temporary reductions when production is cut back or when platforms are shut down for reconditioning. Steady high oil prices over the last two years have resulted in few reductions and continuous growth in the segment as our product is qualified for use in additional wells.

Q4 and the first half of 2013

Our products are best in their class and in less volatile economic conditions we have forecast sales based on past results. But until we are more comfortable about the world economy we have decided not to provide specific growth predictions. It is simply too difficult and unrealistic to give accurate guidance at this time. We expect full year 2012 revenue to be higher than 2011. Our best estimate is that in Q4 we will see a resumption of year over year growth due to preordering of agricultural TPA for the 2013 season. Crop disturbances in various places combined with continued strong consumption have kept crop prices high for several years. High crop prices give growers incentive to increase their yield by using TPA. We think this will have a significant positive effect on first half 2013 revenue with the effect concentrated in Q1. We are optimistic that growth will be substantial except in cleaning products, where a return to growth in the world economy may be needed before our growth can resume.

Highlights of the financial results:

Sales for the quarter decreased 7% to $3.6 million compared with $3.86 million for Q3 2011. The result is a loss of $458 thousand or $0.03 per share in the 12 period, compared to a loss of $92 thousand or $0.01 per share, in 11.

Now that Alberta factory is operating, a biomass expense is no longer given in the news release. Instead, due to the generation of revenue from



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that facility, expenses are included in operations. In addition, depreciation of the factory has begun. This resulted in a significantly higher depreciation expense in the financials compared to the year earlier quarter.

Working capital is very adequate. FSI's sales tend to be larger during the first half of the year, resulting in higher accounts receivable, lower cash and lower inventory. The Company's growth is supported by its mostly untapped, $6.4 million line of credit with a Chicago based bank.

Because of the out-size effects of depreciation, stock option expenses and one-time items on the financials of small companies, FSI also provides a non-GAAP measure useful for judging year over year success. "Operating cash flow" is arrived at by removing depreciation, option expenses and one-time items from the statement of operations.

For nine months 2012, operating cash flow was $1.16 million, 9 cents per share compared to $1.67 million and 13 cents per share in 2011. We are pleased with these results. Detailed information on how to reconcile GAAP with non-GAAP numbers is included in our news release of November 14th.

We point out that margins are seeing pressure that will not be relieved until the Alberta plant reaches high volumes. The pressure is caused by the need to add sales and support personnel to drive future sales increases, annual salary increases to retain valued staff and the continued exceptionally high cost of aspartic acid in the world market. We have been unsuccessful in passing on all the cost increases to our customers so far. We expect to recover our margins over the next several quarters through a combination of price increases and increased production from Alberta at lower than world prices.

Summing up, weexpect revenue growth in Q4, significant revenue growth in first half 2013 and easing of margin constrictions over a longer term. We are very optimistic.

Last, our other product lines, Watersavr and swimming pools are being emphasized less than the NanoChem division while maintaining the long-term opportunities and limiting cash and management costs. Swimming pool sales decreased compared



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to the same  quarter  of  2011because  a large  international  order did not get shipped before September 30th. Early buy orders have started for Q4 2012, and we are hopeful that low dealer inventory will result in good Q4 pool sales.

Watersavr sales remain difficult to predict. 10 days ago the arbitration brought against us by an ex-distributor in Singapore was terminated at no cost to FSI. This should allow us to resume sales efforts in Singapore soon. We are continuing our efforts in Turkey, Morocco, Senegal, parts of East-Asia and Australia. Small sales have been made at intervals through the year. The drought this summer has revived interest in the western US and a very successful trial has been completed. The final report is being prepared by the government body that conducted the trial and we expect that it will be published early in 2013.

The text of this speech will be available on our website by Monday Nov. 19th and email copies can be requested from Jason Bloom at 1800 661 3560.
[Jason@flexiblesolutions.com]

Thank you, the floor is open for questions.